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                                                                 EXHIBIT 12.6

SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES SIERRA PACIFIC DEVELOPMENT FUND II
RATIO OF EARNINGS TO FIXED CHARGES:

                                                                                                            6 Months  6 Months
                                                                                                             Ended     Ended
                                                   Year End.  Year End.  Year End.  Year End.  Year End.    June 30,  June 30,
                                                     1995       1996        1997      1998       1999         1999      2000
                                                 ----------------------------------------------------------------------------------
Earnings:
  Pretax income (loss)                             $  (523)   $  (200)   $  (800)   $  (174)   $(1,177)     $  46     $  55

Fixed Charges:
  Interest expense                                     462        465        436        439        437        214       223
  Interest factor of rental expense                     --         --         --         --         --         --        --
                                                 ----------------------------------------------------------------------------------
             Total fixed charges                       462        465        436        439        437        214       223
                                                 ----------------------------------------------------------------------------------
             Total earnings                            (61)       265       (364)       265       (740)       260       278

             Total fixed charges                       462        465        436        439        437        214       223
                                                 ----------------------------------------------------------------------------------
Ratio of earnings to fixed charges                   (0.13)      0.57      (0.83)      0.60      (1.69)      1.21      1.25
                                                 ----------------------------------------------------------------------------------
  Deficiency to cover fixed charges                    523        200        800        174     1 ,177         --        --
                                                 ----------------------------------------------------------------------------------